     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1999

                                                 REGISTRATION STATEMENT NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         FLORIDA                                     65-0624640
(State or Other Jurisdiction of                  (I.R.S. Employer
Incorporation or Organization)                   Identification No.)


                              4502 CORTEZ ROAD WEST
                          BRADENTON, FLORIDA 34210-2801
                                 (941) 795-3050
             (Address, of Registrant's Principal Executive Offices)


                            AMERICAN BANCSHARES, INC.
                   1999 STOCK OPTION AND EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)


                            JERRY L. NEFF, PRESIDENT
                              4502 CORTEZ ROAD WEST
                          BRADENTON, FLORIDA 34210-2801
                                 (941) 795-3050
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                   COPIES TO:
                           RICHARD A. DENMON, ESQUIRE
                        CARLTON, FIELDS, WARD, EMMANUEL,
                              SMITH & CUTLER, P.A.
                                ONE HARBOUR PLACE
                         777 SOUTH HARBOUR ISLAND DRIVE
                            TAMPA, FLORIDA 33602-5799


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED              REGISTERED                SHARE            OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
   Common Shares $1.175 par value          250,000 shares(1)            $(2)            $2,023,987.45(2)        $562.67
==================================================================================================================================


 (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also covers any additional common shares which may be issued in connection with the antidilution provisions of the American Bancshares, Inc. 1999 Stock Option and Equity Incentive Plan. No additional registration fee is included for these shares.

(2) Under the terms of the stock option plan 250,000 common shares have been reserved for issuance. Options to purchase 66,900 common shares at an exercise price of $8.1875 were issued on July 8, 1999. As of the date of this registration statement, 183,100 common shares may still be offered under this plan. The offering price of $8.0625 per share of the remaining 183,100 common shares under the plan not yet awarded, has been provided solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and was calculated based on the average of the high and low prices of a share of American Bancshares, Inc.'s common shares, as reported on the Nasdaq National Market System on August 10, 1999.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428 (b)(1).


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed on behalf of American Bancshares, Inc., a Florida corporation (the "Company"), (Commission File No. 0-27474) with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement as of their respective dates:

         1. The Company's Prospectus Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

         3. The Company's Current Reports on Form 8-K filed on May 5, 1999 and May 21, 1999; and

         4. The description of the Company's common shares, par value $1.175 per share, contained in the Company's Registration Statement on Form SB-2 (Registration No. 33-99972).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.            INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

         Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

         Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person in connection therewith.

         Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section
607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

         The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

         The Company's corporate governance documents set forth indemnification provisions specifically relating to its officers and directors. The Company's Articles of Incorporation (the "Articles") provide that the Company shall indemnify its directors and officers or any former director or officer to the fullest extent permitted under law. Further, under the Articles, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the director derived any improper personal benefit.

         In the event the FBCA is amended to authorize corporate action increasing the ability of the Company to indemnify its directors or officers, or further eliminating or limiting the personal liability of directors or officers, then such indemnification shall be increased, or the liability of a director or an officer of the Company shall be eliminated or limited, as the case may be, to the fullest extent permitted by the FBCA as so amended. Any repeal or modification of this provision by the Company's shareholders shall not adversely affect any right or protection of a director or an officer of the Company existing at the time of such repeal or modification.

         The Company's Bylaws provide that the Company shall indemnify any director or officer or any former director or officer against any liability arising from any action or suit to the full extent permitted by FBCA as referenced above, or as hereinafter amended by law. Advances against expenses may be made under the Company's Bylaws and any other indemnification agreement that may be entered into by the Company and the indemnity coverage provided thereunder may include liabilities under the federal securities laws as well as in other contexts.

         The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.


EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBITS
------                               -----------------------

    4.1 Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-KSB for fiscal year ended December 31, 1998 previously filed with the Commission.

    4.2         Amended and Restated Bylaws, incorporated herein by reference to
                Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-45401) previously filed with the Commission.

    4.3 American Bancshares, Inc. 1999 Stock Option and Equity Incentive Plan, dated March 23, 1999 incorporated herein by reference to the Company's Proxy Statement dated April 12, 1999 previously filed with the Commission.

    5 Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. Re: Legality.*

   23.1         Consent of PricewaterhouseCoopers LLP.*

   23.2 Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A. (contained in Exhibit 5 to the Registration Statement).*

   24 Power of Attorney (contained in the Signature section of the Registration Statement).*

---------------------

*  Exhibit filed herewith.



ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i)   To include any  prospectus  required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (iv) provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person In connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bradenton, State of Florida, on this 16 day of August, 1999.

                              AMERICAN BANCSHARES, INC.

                              By:  /s/  Jerry L. Neff
                                 ---------------------------------------------
                                        Jerry L. Neff
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jerry L. Neff and J. Gary Russ and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all Exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


             SIGNATURE                             TITLE                                         DATE
             ---------                             -----                                         ----
/s/ J. Gary Russ                               Chairman of the Board                        August 16, 1999
------------------------------------
    J. Gary Russ


/s/ Jerry L. Neff                              President, Chief Executive Officer           August 16, 1999
------------------------------------           (Principal Executive Officer)
    Jerry L. Neff

/s/ Ronald L. Larson                           Director                                     August 16, 1999
------------------------------------
    Ronald L. Larson


/s/ Timothy I. Miller                          Director                                     August 16, 1999
------------------------------------
    Timothy I. Miller


/s/ Dan E. Molter                              Director                                     August 16, 1999
------------------------------------
    Dan E. Molter


/s/ Kirk D. Moudy                              Director                                     August 16, 1999
------------------------------------
    Kirk D. Moudy


/s/ Lynn B. Powell, III                        Director                                     August 16, 1999
------------------------------------
    Lynn B. Powell, III


/s/ Walter L. Presha                           Director                                     August 16, 1999
------------------------------------
    Walter L. Presha


/s/ R. Jay Taylor                              Director                                     August 16, 1999
-----------------------------------
    R. Jay Taylor


/s/ Edward D. Wyke                             Director                                     August 16, 1999
------------------------------------
    Edward D. Wyke


/s/ Brian M. Watterson                         Chief Financial Officer                      August 16, 1999
------------------------------------           (Principal Financial Officer)
    Brian M. Watterson

                                INDEX TO EXHIBITS

    EXHIBIT                                                                                     SEQUENTIALLY
    NUMBER                          DESCRIPTION OF EXHIBITS                                    NUMBERED PAGES
    ------                          -----------------------                                    --------------
     4.1        Amended and Restated Articles of Incorporation of the Company,
                incorporated herein by reference to Exhibit 3.1 to the
                Company's Form 10-KSB for fiscal year ended December 31, 1998 previously filed with the Commission.

     4.2        Amended and Restated Bylaws, incorporated herein by reference to
                Exhibit 3.2 to the Company's Registration Statement on Form S-4
                (Registration No. 333-45401) previously filed with the Commission.

     4.3        American Bancshares, Inc. 1999 Stock Option and Equity Incentive
                Plan, dated March 23, 1999 incorporated herein by reference to the Company's Proxy Statement dated April 12 1999 previously filed with the Commission.

     5          Opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler,
                P.A. Re: Legality.*

     23.1       Consent of PricewaterhouseCoopers LLP.*

     23.2       Consent of Carlton, Fields, Ward, Emmanuel, Smith & Cutler,
                P.A. (contained in Exhibit 5 to the Registration Statement).*

     24 Power of Attorney (contained in the Signature section of the Registration Statement).*

-------------------
*  Exhibit filed herewith.